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                                                                  EXHIBIT 10.182



                             STOCK OPTION AGREEMENT

               STOCK OPTION AGREEMENT (the "Agreement"), dated as of September 18, 2000 between Wilshire Technologies, Inc., a California corporation (referred to herein as "Grantor" or "Company"), and E. I. du Pont de Nemours and Company, a Delaware corporation (referred to herein as the "Grantee" or "DuPont").

               WHEREAS, the Grantor and Grantee are entering into a Product Development, Purchase and License Agreement, dated as of the date hereof (the "PDP&L Agreement"), which provides among other things, for the development of polyurethane material to be utilized in the manufacture of gloves in certain end-markets, and

               WHEREAS, the Grantor as an inducement to Grantee to enter the PD&D Agreement wishes to grant to the Grantee an option to purchase up to 2,000,000 shares of its common stock, no par value , of the Grantor (the "Common Stock"), and certain other rights on the terms and subject to the conditions set forth herein.

               NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

               1. Definitions. The following terms shall have the meanings set forth below:

                      (a) "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Federal securities laws.

                      (b) "Company Material Adverse Effect" means any change in or effect on the business of the Company and its Subsidiaries that is, or is reasonably likely to be materially adverse to the business, operations or assets (including intangible assets), prospects, or financial condition of the Company and its Subsidiaries, taken as a whole.

                      (c) "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                      (d) "Exchange Act" means the Securities Exchange Act of 1934 or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                      (e) "Person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act. Notwithstanding any other provision of this

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Agreement, any reference to a majority of the total issued and outstanding shares or Shares on a fully diluted basis, or similar references, shall, for purposes of this Agreement, exclude from the determination thereof any shares of Common Stock issuable upon exercise of or subject to this Agreement and any reference to beneficial ownership of shares of Common Stock or similar references shall, for purposes of this Agreement, exclude from the determination thereof any shares of Common Stock issuable upon exercise of or subject to this Agreement.

                      (f) "Registrable Shares" means all of the shares, and any other shares of Common Stock or other securities of the Company or any other issuer issued or issuable in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, mergers, combinations or similar events, if applicable) acquired by DuPont pursuant to the terms of the Option granted in Section 2 herein; provided, however, that the shares which are Registrable Shares shall cease to be Registrable Shares upon any sale or transfer of such shares pursuant to a Registration Statement, Section 4(1) of the Securities Act, Rule 144 under the Securities Act or otherwise, except that the shares which are Registrable Shares shall remain Registrable Shares in the event of a transfer of the total number of shares owned by DuPont to any third party, which includes its Subsidiaries or affiliates (a "DuPont Transferee"). As a condition to effecting any registration pursuant to this Agreement, the Company may require that DuPont, or any DuPont Transferee, on whose behalf a registration hereunder is being effected, execute an agreement further acknowledging their obligations under Section 17 of this Agreement. All references in this Agreement to DuPont shall be read to include any DuPont Transferee that owns or holds any Registrable Shares.

                      (g) "Registration Expenses" means the expenses described in Section 14.

                      (h) "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than any registration statement on Form S-4 or Form S-8, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation or entity or as merger consideration).

                      (i) "Subsidiary" means, any entity, whether incorporated or unincorporated, of which at least fifty percent (50%) of the securities or ownership interests having by their terms ordinary voting power to elect fifty percent (50%) of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries.

               2.     The Option; Exercise; Adjustments; Payment of Spread.

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                      (a) Subject to the other terms and conditions set forth
herein, in consideration of and as an inducement to Grantee to enter the PDP&L Agreement, Grantor hereby grants to the Grantee an irrevocable option (the "Option") to acquire a minimum of 500,000 shares of Common Stock (the "Option Shares") up to a maximum of 2,000,000 Option Shares at a cash purchase price equal to $.50 per share (the "Purchase Price"), or as an alternative, Grantee may elect to reduce the number of shares that are subject to the Option and return these shares to the Grantor (the "Returned Option Shares") to the extent that the value of the Returned Option Shares (Market Value less Purchase Price of Returned Option Shares) equals the Purchase Price PROVIDED that Market Value shall equal the lowest trading price for Common Stock recorded for the ten trading days preceding the date of Grantee's Stock Option Notice .

                      (b) The Option may be exercised by the Grantee, in whole or in part, at any time, but only on one occasion prior to December 31, 2003 (the "Termination"). Any portion of the Option that remains unexercised as of 11:59 p.m., Eastern Standard Time on December 31, 2003 shall terminate on such date.

                      (c) In the event Grantee wishes to exercise the Option, Grantee shall send a written notice to the Grantor (the "Stock Exercise Notice") specifying the total number of shares it wishes to purchase and a date (subject to the expiration or termination of any applicable waiting period under the HSR Act (as defined below)) not later than 15 business days and not earlier than 3 business days following the date such notice is given for the closing of such purchase. In the event of any change in the number of issued and outstanding shares of capital stock of the Grantor by reason of any stock dividend, stock split, recapitalization or merger, the number of shares subject to this Option and the purchase price per share shall be appropriately adjusted to restore the Grantee to its rights hereunder.


               3.     Approvals and Consents; Cooperation.

                      (a) The Company and Grantee shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all permits, consents, approvals and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity (as defined in Section 10(f)) in order to consummate the Sale or any of the other transactions contemplated by this Agreement.

                      (b) In particular, the Company and Grantee each agree to use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, such things as may be necessary under federal or state securities laws or the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the HSR


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Act) applicable to or necessary for, and will file as soon as reasonably practicable and, if appropriate, the Company use commercially reasonable efforts to have declared effective or approved, all documents and notifications with the Commission and other governmental or regulatory bodies that it deems necessary or appropriate for, the consummation of the transactions contemplated hereby and each party shall give the other information reasonably requested by such other party pertaining to it to enable such other party to take such actions.

               4. Commission Filings; De-registration. The Company shall use its best efforts to make all required filings under the Exchange Act in a timely manner. The Company shall use its best efforts to prevent its Common Stock from being de-registered under the Exchange Act, or from any national securities exchange or system, if the Company's Common Stock is registered or listed on an exchange or system during the term of this Agreement.

               5. Publicity. Any press release relating to the Sale or this Agreement shall be made available to Grantee to afford Grantee a reasonable time to review and comment on the proposed release. Notwithstanding the previous sentence, the Company shall have the right to make the final determination of the content of such release.

               6. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated herein shall be paid by the party incurring such expense.

               7. Conditions to Delivery of Shares. The Grantor's obligation to deliver Option Shares upon exercise of the Option is subject only to the conditions that:

                      (a) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction prohibiting the delivery of the Option Shares shall be in effect; and

                      (b) Any applicable waiting periods under the HSR Act shall have expired or been terminated; and

                      (c) The representations and warranties of the Grantor and Grantee made in Sections 10 and 11, respectively, of this Agreement shall be true and correct in all material respects as of the date of the closing of the issuance of the Option Shares or Grantor has provided Grantee a written notice of any material changes and Grantee has waived in writing this Article 7(c).

               8.     The Closing.

                      (a) Any closing hereunder shall take place on the date specified by the Grantee in its Stock Exercise Notice, as the case may be, at 10:00 A.M., local time, at the offices of the Company, 5861 Edison Place, Carlsbad, California, or, if the

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conditions set forth in Section 7(a), (b), or (c) have not then been satisfied, on the second business day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree (the "Closing Date"). On the Closing Date or as soon thereafter as practicable, the Grantor will deliver to the Grantee a certificate or certificates, representing the Shares in the denominations designated by the Grantee in its Stock Exercise Notice and the Grantee will acquire such Shares from the Grantor in the manner set forth in
Section 2. If any payment is required to be made by Grantee to the Grantor pursuant to this Agreement, it shall be made by wire transfer of federal funds to a bank designated by the Grantor.

                      (b) Grantee agrees not to transfer or otherwise dispose of the Option or the Option Shares, or any interest therein, except in compliance with the Securities Act and any applicable state securities law. Grantee further agrees that the certificates representing the Option Shares shall bear an appropriate legend relating to the fact that such Shares have not been registered under the Securities Act.

               9. Listing of Shares; Filings; Governmental Consents. If shares of the Company's Common Stock are registered or listed on any national securities exchange or system during the term of this Agreement, subject to applicable law and the rules and regulations of such national securities exchange or system, after the Option becomes exercisable hereunder, Grantor will promptly file an application to list the Option Shares on such exchange or system. Additionally, Grantor will use its reasonable best efforts to obtain approval of such listing and to effect all necessary filings; provided, however, that if the Grantor is unable to effect such listing on the exchange or system by the Closing Date, Grantor will nevertheless be obligated to deliver the Option Shares on the Closing Date and to continue its efforts to obtain such listing.

               10. Representations and Warranties of the Company

        The Company represents and warrants to Grantee as of the date hereof as follows:

                      (a) Authorization of Agreements, etc. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, and the issuance, sale and delivery of the Option have been duly authorized, and the Option Shares, when issued and delivered, will be duly authorized by all requisite corporate action and will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (a) any provision of the Company's Articles of Incorporation, as amended, or Bylaws; (b) any provision of any judgment, decree or order to which the Company is a party or by which it is bound; (c) any material contract or agreement to which the Company is a party or by which it is bound; or (d) any statute, rule or governmental regulation applicable to the Company, except where such violation, conflict, or default would not have a Company Material Adverse Effect.

                      (b) Valid Issuance of Common Stock. The Option Shares have been duly authorized and reserved and, when issued, sold and delivered in accordance with this Agreement for the consideration expressed herein will be


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validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges and encumbrances of any nature whatsoever except for restrictions under applicable Federal and state securities laws.

                      (c) Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally,
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in this Agreement may be limited by applicable Federal or state securities laws.

                      (d) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 50 million shares of Common Stock, no par value, and 2 million shares of preferred stock, no par value, of which 12,953,385 shares of Common Stock are outstanding, no shares of preferred stock are outstanding, and the only warrants, options or convertible securities relating to the issuance by the Company of additional shares of its Common Stock have been previously disclosed to Grantee. All of the issued and outstanding shares of the Company's Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable.

                      (e) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each of the Company and each of its Subsidiaries have all requisite corporate or limited liability company power and authority to own and operate its respective properties and assets and to carry on its business as presently conducted. Each of the Company and each of its Subsidiaries is qualified to do business and is in good standing as a foreign corporation or limited liability company in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing, when taken together with all other such failures, is not reasonably likely to have a Company Material Adverse Effect (as defined below) or impair the ability of the Company, or any of its Subsidiaries, following consummation of the Sale, to conduct any material business or operations in any jurisdiction where they are now being conducted. All of the outstanding equity interests in each such Subsidiary have been validly issued and are fully paid and non-assessable and owned by the Company free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever. The Company has made available to Grantee a complete and correct copy of the Company's Articles of Incorporation and Bylaws (or similar documents), each as amended to date. The Company's Articles of Incorporation and Bylaws so made available are in full force and effect.


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                      (f) Governmental Filings. Other than any filings and/or
notices required pursuant to the HSR Act, federal securities laws and state securities or "blue sky" laws, no notices or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Sale and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

                      (g) Company Reports; Financial Statements. The Company and, to the extent applicable, each of its Subsidiaries has made all filings required to be made by it with the Commission since at least January 1, 1999 (collectively, the "Company Reports"). As of their respective dates, the Company Reports complied in all material respects with the requirements of applicable statutes and regulations (except for certain late filings) and did not, and any Company Reports filed with the Commission prior to the Sale will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) presents fairly, or will present fairly, the financial position of the Company and its Subsidiaries as of its date and each of the statements of income and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) presents fairly, or will present fairly, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (except as otherwise noted therein and subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except, in the case of unaudited financial statements, as permitted by Commission Form 10-Q, and except as may be noted therein. The Company has not, on or prior to the date hereof, filed any other definitive reports or statements with the Commission since July 14, 2000.

                      (h) Litigation and Liabilities. Except for matters which are disclosed in the Company Reports or those matters which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement, there are no (i) civil, criminal, administrative or regulatory actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company's officers and directors, threatened against the Company or any of its Subsidiaries or (ii) material obligations or

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liabilities of the Company, whether or not accrued, contingent or otherwise and whether or not required to be disclosed in the Company Reports.

                      (i) Compliance. Other than those matters which are disclosed in the Company Reports, the Company is not in material default or violation of, (a) its Articles of Incorporation or Bylaws, (b) any law, ordinance, rule, regulation, order, judgment, decree, arbitration award, license or permit of any Governmental Entity (collectively, "Laws") applicable to the Company or by which its properties are bound, or (c) any material contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries, or its or any of their respective properties, is bound or affected, except for any such material defaults or violations that, individually or in the aggregate, will not have a Company Material Adverse Effect, or prevent or materially delay the transactions contemplated by this Agreement. No material change is required in the Company's processes, properties or procedures in order to comply in all material respects with any Laws, and the Company has not received any notice of any material noncompliance with any such Laws that has not been cured.

                      (j) Brokers and Finders. Neither the Company nor any of its Subsidiaries, officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Option or the Option Shares or the other transactions contemplated by this Agreement.

                      (k) Certain Agreements. Neither the Company nor its Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, is reasonably likely to constitute a default under the provisions of, any material contract of the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries has received notice that any party to any such contract intends to cancel, terminate or otherwise modify the terms of such contract, except in each case, as is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

                      (l) No Required Vote of Company Stockholders. This Agreement and the transactions contemplated hereby must be approved by a majority of the Company's outstanding Common Stock which are entitled to vote in this matter, and the requisite approval has been obtained.

                      (m) Licenses and Permits. The Company and each Subsidiary has obtained all material licenses, registrations, permits, approvals and other governmental authorizations required to conduct its business as described in the Company Reports. Such licenses are in full force and effect and neither the Company nor any Subsidiary has received notice of proceedings relating to the revocation or modification of any such license, permit, approval and other governmental authorization.

               11.    Representations and Warranties of Purchaser

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               Purchaser represents and warrants to the Company as of the date hereof as follows:

                      (a) Authorization. The execution and delivery by Grantee of this Agreement and the performance by Grantee of its obligations hereunder have been duly authorized.

                      (b) Validity. This Agreement has been duly executed and delivered by Grantee and constitutes the legal, valid and binding obligation of Grantee, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and (iii) to the extent the indemnification provisions contained in this Agreement may be limited by applicable Federal or state securities laws.

                      (c) Investment Representations. Grantee (i) is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act") and was not organized for the specific purpose of acquiring the Option Shares; (ii) has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof; and (iii) presently intends that the Option Shares that may be acquired hereunder will be acquired for Grantee's own account for the purpose of investment and not with a present view to or for sale in connection with any distribution thereof.

                      (d) Grantee acknowledges that: (i) the Option Shares will not be registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act; (ii) the Option Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (iii) the Option Shares will bear a legend to such effect; and the Company will make a notation on its transfer books to such effect; and (iv) the Company has made available to Grantee all documents and information that the Grantee has requested relating to an investment in the Company.

               12.    Piggyback Registration.

                      (a) At any time and from time to time after the date of this Agreement, so long as DuPont then holds Registrable Shares, whenever the Company proposes to file a Registration Statement, the Company will prior to making the initial filing give written notice to DuPont of its intention to do so and, upon the written request of DuPont given within twenty (20) days after the Company provides such notice, the Company shall use its best efforts to cause all Registrable Shares of DuPont which the Company has been requested by DuPont to register, to be registered under the Securities

Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of DuPont; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 12 without obligation to DuPont.

                      (b) In connection with any registration under this Section 12 involving an underwritten offering of the Company's securities, the Company shall not be required to include any Registrable Shares of DuPont in such underwriting unless DuPont accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the reasonable discretion of the underwriters, jeopardize the success of the offering by the Company. If in the reasonable discretion of the managing underwriter or underwriters the registration of all, or part of, the Registrable Shares which DuPont has requested to be included would adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter or underwriters believe may be sold without causing such adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which DuPont has requested to be included, then DuPont and the holders of registration rights previously or subsequently granted shall participate in the underwriting on a pro rata basis upon the total number of Registrable Shares which DuPont has requested to be included compared to the total number of shares of the Company's capital stock held by the holders of registration rights previously or subsequently granted which such holders have requested to be included, whether or not such shares are the subject of separate agreements with the Company concerning registration rights.

               13. Registration Procedures. When the Company is required by the provisions of this Agreement to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

                      (a) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

                      (b) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective until the earlier to occur of such time as all Registrable Shares included therein have been sold or the expiration of nine months unless such Registration Statement is on form S-3 in which case the expiration period shall be two years;

                      (c) as expeditiously as possible furnish to DuPont such reasonable numbers of copies of the prospectus, including a preliminary prospectus and any amended or supplemental prospectus, in conformity with the requirements of the Securities Act, and such other documents as DuPont may each reasonably request in order to facilitate the public sale or other disposition of DuPont's Registrable Shares; and

                      (d) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as DuPont shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable DuPont to consummate the public sale or other disposition of the Registrable Shares owned by DuPont in such jurisdiction; provided, however, that the Company shall not be required in connection with this Section 13 to qualify as a foreign corporation in any jurisdiction or register or qualify the securities in any state which as a condition to such registration or qualification would impose material restrictions or other material conditions on the Company or any of its officers, directors or shareholders (including with respect to any shares held by such persons or entities) unless such restrictions or other conditions are approved by the party adversely affected.

               If the Company advises DuPont that any preliminary or final prospectus is no longer in compliance with the requirements of the Securities Act, or that at such time it is otherwise a violation of any applicable securities laws to offer or sell securities pursuant to a preliminary or final prospectus, DuPont shall immediately cease offering or selling the Registrable Securities and, if requested, return the old prospectus to the Company. DuPont may recommence offers and sales of Registrable Securities upon receipt from the Company of an amended prospectus, if applicable, or receipt of ratification from the Company that the offer and sale of Registrable Securities may resume.

               14. Allocation of Expenses. The Company will pay all Registration Expenses of all registrations under this Agreement. The term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions attributable to the Registrable Shares and the fees and expenses of DuPont's own counsel and accountants, which shall be borne by DuPont.

               15. Information by DuPont. DuPont shall promptly furnish to the Company such information regarding DuPont and the distribution proposed by DuPont as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

               16. "Lock-up" Agreement. If requested by an underwriter in connection with an underwritten offering of Common Stock or other securities of the Company, DuPont shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by it for a specified and reasonable period of time before and/or after the effective date of a Registration Statement, provided that the same request shall have been made of other holders of the Company's Common Stock or other securities (including affiliates of the Company) and such other holders have complied with such request. Such agreement shall be in writing in a form satisfactory to the Company and any such underwriter. The Company may impose stop transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the lock-up period.

               17.    Indemnification.

                      (a) By the Company. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless DuPont, its directors, officers and underwriters against any losses, claims, damages or liabilities, joint or several, to which DuPont may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse DuPont for any legal or any other expenses reasonably incurred by DuPont in connection with investigating and defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company by or on behalf of DuPont, specifically for use in the preparation thereof, or as a result of the failure of DuPont, or any agent of DuPont, to deliver any amendments and supplements to any Registration Statement and the prospectus included in any such Registration Statement (provided such amended or supplemental prospectus has been delivered to DuPont or its agent).

                      (b) By DuPont. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, DuPont will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading and DuPont will reimburse the Company, each of its directors and officers, each underwriter and each controlling person, severally and not jointly, for any legal or other expenses reasonably incurred by the Company, each director and officer, each underwriter and each controlling person in connection with investigating and defending any such loss, claim, damage, liability or action, only if the statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of DuPont, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement.

                      (c) Claims. Each party entitled to indemnification under this Section 17 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 17. The Indemnified Party may participate in such defense at such party's expense. No Indemnifying Party, in the defense of any such claim or litigation, except with the consent of the Indemnified Party, shall consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

               18. Mergers, Etc. Prior to the exercise or Termination of the Option, the Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Shares" shall be deemed to be references to the securities which DuPont would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation or reorganization; provided, however, that the provisions of this Section 18 shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if all holders of Common Stock of the Company are entitled to receive in exchange for their Registrable Shares consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act, or
(iii) securities of the acquiring corporation which the acquiring corporation has agreed to register within 90 days of completion of the transaction for resale to the public pursuant to the Securities Act.

               19. Modification or Amendment. This Agreement may be modified or amended only by written agreement executed and delivered by duly authorized officers of the respective parties.

               20. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

               21. Governing Law and Waiver of Jury Trial.

                      (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware without regard to the conflict of law principles thereof.

                      (b) Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, the other documents referred to in this Agreement, or the transactions contemplated hereby or thereby. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntary and (iv) each such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.

               22. Binding Arbitration. In the event of a dispute between the parties arising out of or relating to this Agreement, either party may upon notice to the other submit all disputes, claims, questions or differences to be finally settled by arbitration administered by the American Arbitration Association in accordance with the provisions of its Commercial Arbitration Rules and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each party shall bear its own costs and expenses and an equal share of the arbitrator(s) and administrative fees of arbitration. The place of arbitration shall be Chicago, Illinois. The arbitrator(s) will have no authority to award punitive or other damages not measured by the prevailing party's actual damages, except as may be required by statute.

               23. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

               if to the Grantee:

                      Global Segment Manager - Gloves
                      DuPont Lycra(R)
                      Barley Mill Plaza 25/2210
                      Wilmington, DE  19880-0025
                      Fax: (302) 892-0788

               with copies to:

                      Mr. John Dickey
                      E. I. du Pont de Nemours and Company
                      Barley Mill Plaza 25-2218
                      Lancaster Pike & Route 141
                      Wilmington, DE  19805
                      Fax: (302) 892-0788

               if to the Grantor:

                      Mr. Kevin Mulvihill
                      President and Chief Executive Officer
                      Wilshire Technologies
                      5861 Edison Place
                      Carlsbad, CA  92008
                      Fax:  (760) 929-0683

               with copies to:

                      Richard L. Seidenwurm
                      Solomon Ward Seidenwurm & Smith, LLP
                      401 B Street, Suite 1200
                      San Diego, California 92101
                      Fax: (619) 231-4755

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

               24. Entire Agreement. This Agreement (including any exhibits and schedules hereto) constitutes the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

               25. No Third Party Beneficiaries. This Agreement is not intended to confer upon any person or entity other than the parties hereto any right or remedies hereunder.

               26 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

               27. Specific Performance. The parties hereto each acknowledge that, in view of the uniqueness of the subject matter hereof, the parties hereto would not have an adequate remedy at law for money damages if this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

               28. Assignment. This Agreement is not assignable by either party; provided, however, that DuPont may assign its rights and obligations under this Agreement to any of its direct or indirect Subsidiaries. Any purported assignment made in contravention of this Agreement shall be null and void.

               29. Captions. The Section captions herein are for convenience of reference only and do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

               30. Termination.

                      (a) The right to exercise the Option granted pursuant to this Agreement shall terminate on December 31, 2002 (the "Termination Date"); provided, however, that, if the Option cannot be exercised or the Option Shares cannot be delivered to the Grantee upon such exercise because one or more of the conditions set forth in Section 7 (a), (b) or (c) hereof have not yet been satisfied, the Termination Date shall be extended until fifteen days after such impediment to exercise or delivery has been removed. Following Termination Grantee shall provide Grantor an acknowledgement that the Option has been terminated.

                      (b) All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares.

               IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the parties hereto as of the date hereof.

                                    WILSHIRE TECHNOLOGIES, INC.


                                    By: /s/ Kevin Mulvihill
                                        ----------------------------------------
                                    Name: Kevin Mulvihill
                                          --------------------------------------
                                    Title: President and CEO
                                           -------------------------------------

                                    E. I. du Pont de Nemours and Company



                                    By:  /s/  William Ghitis
                                         ---------------------------------------
                                    Name: William Ghitis
                                          --------------------------------------
                                    Title: Vice President, Global NBD
                                           -------------------------------------